Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the registration statement on Form N-14 (“Registration Statement”) of our report dated February 24, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Report to Shareholders of Delafield Select Fund, which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

August 3, 2009